Confidential Letter of Intent

                                 August 31, 1998

TearDrop Golf Company
1080 Lousons Road
Union, New Jersey

      Re: Proposed Asset Purchase

Ladies and Gentlemen:

The purpose of this letter of intent (the "Letter") is to set forth certain nonbinding understandings and certain binding agreements between Teardrop Golf Company ("Buyer") and Lynx Golf, Inc. ("Seller"), with respect to the proposed acquisition by Buyer of substantially all of the assets of Seller on the terms and subject to the conditions set forth below (the "Acquisition"). Subject to the provisions hereof, Buyer and Seller mutually intend to negotiate in good faith towards execution of a mutually satisfactory agreement in an expeditious manner. Capitalized terms used herein without definition shall have the meanings set forth in Exhibit "A" attached hereto.

      1. Purchase and Sale of Assets; Assumption of Liabilities.

            (a) On the terms and subject to the conditions to be set forth in a definitive legally binding, written agreement to be negotiated and entered into by Buyer and Seller (the "Definitive Agreement") with regard to the Acquisition, Buyer will purchase substantially all of the operating assets of Seller (the "Assets"), constituting the business of designing, assembling and marketing golf clubs and related golf equipment (the "Business") at the closing (the "Closing"), which shall be specified in the Definitive Agreement to occur no later than three Court days after entry of an order of the Bankruptcy Court approving the Acquisition. The Assets shall include all goods, inventory, general intangibles, customer lists, intellectual property, all molds, dyes, tools and other equipment, except for any agreed-upon changes contemplated by the parties and enumerated in the Definitive Agreement and as except for the Excluded Assets (as defined below). The following assets of Seller related to the Business shall be excluded from the Assets to be purchased by Buyer (collectively, the "Excluded Assets"): (i) all of Seller's cash and cash equivalents, including, but not limited to, bank accounts and temporary cash investments; (ii) the real property lease for Seller's headquarters premises in Carlsbad, California (the "Premises"), including all buildings and improvements located thereon, all of the fixtures attached thereto, all prepaid rent, security deposits and options to renew or purchase in connection therewith,
(iii) all furniture, fixtures and equipment owned by Seller, including, but not limited to, all furniture, fixtures and equipment located at the Premises (but excluding molds, dyes, tools and equipment necessary to the production of Seller's products having a fair market value not to exceed $50,000) (collectively, "Excluded FF&E"), (iv) all rights to or claims for refunds of taxes and other charges for periods ending on or prior to the
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August 31, 1998
Page 2

Closing and the benefit of net operating loss carryforwards or other credits of Seller, and (v) all insurance policies of Seller existing as of the Closing,
(vi) all prepayments and deposits of any kind whatsoever, including Seller's rental deposit for the Farnsworth facility, (vii) all notes and other amounts payable to Seller by current or former employees or independent contractors,
(viii) all golf course memberships, including Seller's memberships at Loma Santa Fe and Fairbanks Ranch, and (ix) all actions assertable by Seller under title 11 of the United States Code. In addition to the foregoing, through and including September 17, 1998, Buyer shall have the right to negotiate with Seller for the purchase of any or all of the Excluded FF&E, the purchase price of which will increase the Cash Payment and the Purchase Price accordingly. The Acquisition shall be subject to the parties' obtaining the approval of the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court").

            (b) At the Closing, as consideration for the purchase of the Assets, Buyer shall (i) pay to Seller Four Million Five Hundred Thousand Dollars ($4,500,000) in cash including the Deposit (as defined below) (the "Cash Payment"), (ii) issue to Seller redeemable convertible preferred stock of Buyer (the "Stock") with face value of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Face Value"), as more particularly described below, (iii) assume the liabilities set forth under subparagraph (d) below, (iv) irrevocably assign to Seller all rights to payments under the Sumikin Contracts (as defined below) or equivalent rights, in the manner set forth under subparagraph (e) below, and (v) issue to Seller the option to acquire 20,000 shares of Buyer's common stock ("Buyer Common Stock") at a price of $10.00 per share, exercisable in whole or in part at any time for a period of five years after the Closing. The Stock or any portion thereof shall be convertible by Seller at any time after the date that is 18 months following the Closing into that number of shares of Buyer Common Stock equal to the dollar amount of the Face Value divided by $16.66. The Stock (to the extent some or all of the Stock has not been converted to Buyer Common Stock) shall be redeemable by Buyer in whole, but not in part, at the Face Value (A) at any time following the date that is 24 months after the Closing and (B) manditorily on the date that is 36 months after the Closing. The Stock shall contain customary anti-dilution provisions and Buyer shall grant Seller demand registration rights with respect to all shares of the Stock which is converted, which registration rights shall be exercisable at any time following the date that is 18 months after the Closing, with all costs of such demand registration to be paid by Buyer, except that if at any time, the closing price for the Buyer Common Stock exceeds $16.66 per share for ten (10) consecutive trading days, Buyer may, at its option, on thirty (30) days notice to the holder(s) thereof, redeem the Stock (to the extent some or all of the Stock has not been converted to Buyer Common Stock) for a price equal to Face Value (the "30-Day Redemption Notice"). During the 30-Day Redemption Notice period, the holder(s) of the Stock shall have the conversion and demand registration rights set forth above notwithstanding that the 30-Day Redemption Notice is given by Buyer earlier than the date that is 18 months following the Closing. The Stock and the Options shall be transferable by Seller to existing creditors and/or interest holders of Seller all as may be provided for in any future plan of reorganization proposed and confirmed in Seller's pending chapter 11 bankruptcy case, subject to the satisfaction of federal and state securities laws, if and
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August 31, 1998
Page 3

to the extent applicable. Collectively, the consideration to be paid by Buyer to Seller shall be defined as the "Purchase Price."

            (c) The Face Value of the Stock to be delivered at the Closing shall be subject to adjustment at the Closing as follows: if the net recorded book value of Seller's inventory and trade accounts receivable as of the Closing is less than $6.8 million, as calculated in accordance with a formula to be agreed upon and set forth in the Definitive Agreement (the "Shortfall"), then the Face Value of the Stock to be delivered at the Closing shall be reduced on a dollar-for-dollar basis in an amount equal to the Shortfall. The "net recorded book value" of Seller's inventory and trade accounts receivable as used herein shall be calculated in accordance with a formula to be agreed upon and set forth in the Definitive Agreement and shall apply, at least, the same accounting covenants and principals as used by Seller in the ordinary course of business consistent with past practice.

            (d) As additional consideration for the Assets, at the Closing, Buyer shall assume the following liabilities of Seller (the "Assumed Liabilities"): (i) all of Seller's product warranty and product return obligations, whether arising before or after the Closing; (ii) all of Seller's obligations, whether arising before or after the Closing, under the following contracts (including the cure-and-compensate obligations set forth in Paragraph 3(c), below): (A) that certain Endorsement Agreement dated August 1, 1996, and amended May 9, 1997, between Seller and Fred Couples (the "Couples Contract"),
(B) that certain Trademark License Agreement (Clothing) dated March 1, 1997, between Seller and Sumikin Bussan Corporation, and (C) that certain Trademark License Agreement (Clothing) dated May 15, 1998 between Seller and Sumikin Bussan Corporation (the agreements under (B) and (C) are referred to herein as the "Sumikin Contracts"), and (iii) all obligations under all other contracts of Seller specifically assumed by Buyer which obligations arise after the Closing. In addition, Seller shall arrange to make Buyer the beneficiary of any insurance related to any such warranty claims to the extent Seller retains or obtains any such policy of insurance after the Closing, which Seller shall have no obligation to do. Any costs or expenses not specifically assumed by Buyer which are incurred by Seller prior to the Closing but billed after the Closing shall not be assumed by Buyer. Buyer shall assume no other liabilities or obligations other than those specifically set forth in the Definitive Agreement.

            (e) As additional consideration for the Assets, at the Closing, Buyer shall agree in the Definitive Agreement (i) to take all actions necessary to cause the right to all royalty and other payments required to be made by Sumikin under the Sumikin Contracts to be assigned to Seller pursuant to the original terms thereof and for the original term thereof, with all such payments to be made by Sumikin directly to Seller, (ii) to fully and timely fulfill all obligations assumed by Buyer under the Sumikin Contracts following the Closing,
(iii) not to amend or modify the Sumikin Contracts in any manner that could adversely affect Seller's rights to payments from Sumikin without the prior written consent of Seller, (iv) in the event that any payment due under the Sumikin Contracts is not made due to the termination of either agreement
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August 31, 1998
Page 4

as a result of Buyer's breach thereunder, to make such payment to Seller as if the agreement or agreements had not terminated, through the original termination date of the Sumikin Contracts, (v) if either or both of the Sumikin Contracts terminate for any reason prior to the original termination dates thereof through no fault of Buyer, to use its best efforts to relicense the same or substantially similar rights granted Sumikin under the Sumikin Contracts and, if Buyer enters into any new such licensing agreement(s), to irrevocably assign all amounts due Seller up to an amount not to exceed the payments that Seller would have received if either of the Sumikin Contracts had not been terminated prematurely, and (vi) if either or both of the Sumikin Contracts are terminated as a result of a breach by Sumikin, as real party in interest, to have the right to prosecute any and all actions necessary to enforce such agreements against Sumikin.

            (f) The Acquisition shall be subject to the overbid procedures set forth in Exhibit "A" attached hereto and incorporated herein by this reference. Upon the execution of the Definitive Agreement, Buyer shall provide Seller with a deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit"). Such Deposit shall be nonrefundable except as set forth in Exhibit "A" attached hereto and shall be applied as a credit towards the Purchase Price upon the Closing.

      2. Definitive Agreement. The Definitive Agreement shall contain terms and conditions customary and appropriate for a transaction of the type contemplated, including those summarized herein. Furthermore, the parties agree that the Definitive Agreement will provide that Seller will use its good faith efforts to conduct its operations according to its present ordinary and usual course of business. (Buyer acknowledges that the fact that Seller is operating in a pending Chapter 11 bankruptcy case is with limited access to operating funds necessarily impacts on the manner in which Seller ordinarily and usually conducts its business.) Notwithstanding the foregoing, the parties acknowledge and agree that the Assets shall be sold on an "as is, where is" basis and that no warranties or representations shall be made by Seller or will be implied in the Acquisition.

      3. Conditions. The Closing will be subject to mutually satisfactory conditions, including but not limited to:

            (a) obtaining, to the extent required, consents or approvals of governmental bodies, lenders, lessors and other third parties with respect to material matters, including, but not limited to, the Bankruptcy Court and the Ontario Securities Commission, and compliance with any and all other legal or contractual requirements for or preconditions to the execution and consummation of the Definitive Agreement;

            (b) satisfactory completion of Buyer's due diligence investigation of Seller, in the reasonable discretion of Buyer, which shall be deemed satisfied or waived if Buyer does not notify Seller of the disapproval of any matter in writing within on or before September 17, 1998 (the "Contingency Period");
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TearDrop Golf Company
August 31, 1998
Page 5

            (c) the Couples Contract shall have been assigned to Buyer; all outstanding defaults under such agreement shall have been cured by Seller as of and through July 24, 1998 and Buyer shall have assumed all obligations thereunder from July 24, 1998 forward;

            (d) delivery of mutually satisfactory legal opinions, closing certificates and other documentation;

            (e) no broker, finder or similar agent will be entitled to a commission or other fee in respect of the Acquisition;

            (f) the respective Boards of Directors of Buyer and Seller shall have approved the Definitive Agreement by September 17, 1998;

            (g) there shall have been no material adverse changes in the business of Seller from the date of the completion of Buyer's due diligence through the Closing; and

            (h) Buyer shall use its reasonable good-faith efforts to obtain a no-action letter or similar ruling or advisement from the Securities and Exchange Commission exempting Buyer from having to file audited financial statements of Seller after the Closing. If Buyer is unable to obtain such a letter, ruling or advisement despite Buyer's efforts to do so, Seller shall provide to Buyer within seventy (70) days of the Closing financial statements of Seller for the year ended July 31, 1998, in a form suitable for filing with the Securities and Exchange Commission, with the cost of such audit to be shared equally by both Buyer and Seller. Notwithstanding the foregoing, Seller shall instruct Lynx Golf Europe to prepare audited financial statements at the expense of Lynx Golf Europe.

      4. Binding Provisions. Upon execution of a counterpart of this Letter by you, the following lettered paragraphs will constitute legally binding and enforceable agreements of Buyer and Seller, in recognition of the significant costs to be borne by Buyer and Seller in pursuing the Acquisition and further in consideration of their mutual undertakings as to the matters described herein.

            (a) Access. Subject to the terms set forth in Section 3(b) above, paragraph (f) below and the Confidentiality Agreement dated as of July 10, 1998, between Buyer and Seller, Seller will permit Buyer's employees, auditors, legal counsel, potential financing sources and other authorized representatives access to the officers, employees, agents, advisors, properties, records and documents of Seller or any of its affiliates relating to the Business, the Assets, Liabilities, contracts, and operations. Buyer will conduct this inspection, investigation and audit in a reasonable manner during regular business hours.
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TearDrop Golf Company
August 31, 1998
Page 6

            (b) Good-Faith Efforts. Buyer and Seller will negotiate in good faith and use their reasonable good-faith efforts to obtain Bankruptcy Court approval of the bidding procedures set forth in Exhibit "A" hereto as soon as reasonably practicable and to arrive at a mutually acceptable Definitive Agreement for approval, execution, and delivery on the earliest reasonably practicable date. Subject to the Company's obligation to secure consent to this transaction from Union Planters Bank and/or LGILC, LLC, as the case may be, Buyer and Seller will, upon the execution of the Definitive Agreement, use their reasonable good faith efforts to obtain approval of the Definitive Agreement from the Bankruptcy Court to effect the Closing and to proceed with the transactions contemplated by the Definitive Agreement as promptly as is reasonably practicable.

            (c) Costs. Buyer and Seller will each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of lenders, legal counsel, investment bankers, consultants, accountants and other advisors, incurred at any time in connection with this Letter or pursuing or consummating the Definitive Agreement, the Acquisition and the transactions contemplated thereby. Notwithstanding the above, Buyer shall be entitled to receive a breakup fee as set forth in Paragraph 4 of Exhibit "A" to this Letter under the circumstances enumerated therein.

            (d) Public Disclosure. Neither Buyer nor Seller shall (i) make any disclosure with respect to the proposed Acquisition or the existence of discussions with respect thereto without the prior consent of the other party or
(ii) release information regarding the matters contemplated herein except that a joint press release in agreed form may be issued by Buyer and Seller after the execution of this Letter. Notwithstanding the foregoing, after consultation with the other party, the parties may make disclosure regarding the Acquisition as required by the federal, state and foreign securities laws and the rules of any stock exchange and bankruptcy laws and rules, including disclosure of the proposed Acquisition to creditors and potential bidders for the Assets.

            (e) Confidentiality. Buyer agrees to continue to abide by the terms of the Confidentiality Agreement.

            (f) Termination. Except as described in the last sentence of this Paragraph, this Letter and the obligations and rights of the parties hereunder shall terminate as follows: (a) on September 18, 1998 without any further action of the parties; (b) at any time by mutual written consent of both parties or (c) by either Buyer or Seller by written notice to the other party if there has been a material breach of this Letter by such other party. Upon such a termination this Letter shall have no force and effect other than Paragraphs 4(c), 4(d), 4(e) and 4(h) and Paragraph 5, which shall survive any such termination.

            (g) Governing Law. This Letter and the Definitive Agreement shall be governed by and construed in accordance with the laws of the State of California, with the sole
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TearDrop Golf Company
August 31, 1998
Page 7

venue for the adjudication of any matter relating to this Letter being the Bankruptcy Court for the Southern District of California.

      5. Non-Binding Intent. This letter is not intended to, and does not, constitute a complete statement of, or a legally binding or enforceable agreement or commitment on the part of Seller or Buyer with respect to, the matters described herein and Seller and Buyer agree not to assert any argument to the contrary. Any such agreement would arise only as a result of the negotiation, execution and delivery of a formal definitive written agreement containing terms and conditions satisfactory to each of Seller and Buyer. The parties specifically covenant and agree that no person shall bring any claim against any other person based upon this Letter as a result of a failure to agree on or enter into a Definitive Agreement, or for any other reason related to the Acquisition, other than pursuant to the aforementioned Definitive Agreement if one is executed and delivered or pursuant to breach of any of the binding provisions set forth below. The foregoing shall not affect the provisions of Paragraph 4 and this Paragraph 5 which are intended to be binding in accordance with their respective terms.

Please sign and date this Letter in the space(s) provided below to confirm our mutual understandings and agreements as set forth in this Letter and return a signed copy to the undersigned. An executed telecopy of acceptance must be received by that time, whereupon this Letter shall be deemed executed and delivered by both of us.

                                          Very truly yours,

                                          LYNX GOLF, INC.


                                          By: /s/ Christopher R. Barclay
                                              -------------------------------
                                          Name: Christopher R. Barclay
                                          Title: Responsible Natural Person

AGREED TO AND ACKNOWLEDGED

this August 31, 1998 by:

TEARDROP GOLF COMPANY


By: /s/ Rudy A. Slucker
    -------------------------------
    Name: Rudy A. Slucker
    Title: Chairman and CEO

                                    EXHIBIT A

                               OVERBID PROCEDURES

Capitalized terms used herein without definition shall have the meanings assigned to them in the Letter.

1. Bankruptcy Sale. The Seller currently intends to propose a sale of some or all of the Assets and/or any Excluded Assets pursuant to Bankruptcy Code Section 363 (the "Sale") in the Bankruptcy Court that, if confirmed, will result in the sale of the Assets to the highest bidder following an auction (the "Auction") which will take place in open court at the sale hearing no later than October 16, 1998, or sooner if reasonably practicable.

2. Selection of Opening Bid. Upon the execution by Buyer and Seller of the Definitive Agreement, (i) $10,000,000 shall be defined as the "Opening Bid" and
(ii) Buyer shall be defined as the "Opening Bidder." The Opening Bidder shall have certain bidding protections which are identified below.

3. Contract. Upon execution of the Definitive Agreement, the Opening Bidder shall immediately deliver to Seller a cashier's check or wire transfer in an amount equal to the Deposit. After the Contingency Period, the Deposit shall be nonrefundable unless Seller is in material default of the Definitive Agreement, the Opening Bidder is not the successful bidder at the Auction or Seller's Sale is not confirmed by the Bankruptcy Court for any reason whatsoever (collectively, "Performance Waiver Conditions"). In addition, the Deposit may be refunded to the Opening Bidder during the Contingency Period if the Opening Bidder, in the exercise of its reasonable discretion, provides written notice to Seller of its disapproval of any matter in connection with its due diligence investigation of Seller.

4. Auction. The Assets shall be sold at the Auction with the Closing to occur as provided below. Except as otherwise set forth in the Definitive Agreement, the sale shall be free and clear of all liens, claims and interests pursuant to Bankruptcy Code ss.363(f) or other relevant provisions of the Bankruptcy Code.

      (a) Bidding Protection: Subject to the provisions of this Paragraph 4 and its subparts, the Letter shall constitute the Opening Bid at the Auction and is subject to overbid. Any parties wishing to purchase the Assets at the Auction will be required to qualify and bid in accordance with the terms set forth below.

            (i) In the event that Buyer is overbid at the Auction of the Assets, for a price equal to or greater than the Initial Overbid (such that Buyer is not the successful bidder),and if Seller and Buyer have executed a Definitive Agreement, Buyer remains at all times ready, willing, and able to close the Sale at the Opening Bid, Buyer is not in breach of the Definitive

Agreement, and Buyer agrees to be confirmed as a back-up bidder at the Auction pursuant to the same terms and conditions as the Definitive Agreement (except that the Purchase Price shall be Buyer's last bid at the Auction, if such bid exceeds the Purchase Price set forth in the Letter), or

            (ii) If Seller and Buyer do not execute a Definitive Agreement on or before September 17, 1998, and the reason that a Definitive Agreement is not executed is that Seller does not negotiate the terms of the Definitive Agreement in good faith and during that period or within two weeks thereafter negotiates a Sale with a third party, then the Opening Bidder shall be entitled to a breakup fee of $500,000, which breakup fee shall be paid immediately from, and upon receipt of, the Overbid Deposit. The Opening Bidder shall be refunded its Deposit plus interest accrued thereon, if any, immediately once the Opening Bidder, as confirmed back-up bidder, no longer has an obligation to close.

      (b) Qualification of Bidders: As a condition to bid at the Auction, all bidders, other than the Opening Bidder, (i) shall bring with them to the auction a cashier's check in an amount equal to ten percent (10%) of the Opening Bid (the "Overbid Deposit") made out to "Lynx Golf, Inc."; (2) shall submit to Seller Proof of Sufficient Funds (defined below) at least two (2) business days prior to the Auction; and (3) shall acknowledge that neither Seller, nor Seller's bankruptcy estate shall pay any broker's fees in connection with the sale of the Property. "Proof of Sufficient Funds" means a letter addressed to Seller signed by an officer of a federal or state chartered financial institution, or by a broker of a nationally recognized United States brokerage firm, dated not earlier than ten (10) days prior to the Auction, certifying that the bidder maintains an account(s) with such financial institution or brokerage firm, as applicable containing Liquid Funds (defined below) in an amount not less than Ten Million Dollars ($10,000,000). "Liquid Funds" means demand deposits, money market accounts, corporate securities traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ corporate bonds traded on the New York Exchange and U.S. Treasury Bills, Notes and Bonds. Seller shall have the right to disapprove any bidder based upon its reasonable belief that the bidder will not be able to perform its obligations under the Definitive Agreement in the event such bidder has the successful bid. A bidder who complies with the provisions of this paragraph and is otherwise acceptable to Seller shall be referred to as a " Qualified Bidder".

      (c) Auction Bidding Procedure: The Assets shall be sold by auction to the highest bidder in open court no later than October 1, 1998 (or sooner if possible) who is either the Opening Bidder or a Qualified Bidder. The Auction shall be conducted by Seller at a hearing before the Bankruptcy Court. Bids by Qualified Bidders must be non-contingent. Any Qualified Bidder wishing to purchase the Assets at the Auction shall be required to bid a minimum of $600,000 in excess of the Opening Bid (the "Initial Overbid"). Subsequent bids after the Initial Overbid must be in minimum increments of $25,000 or more over the previous bid. Immediately upon confirmation of a bid as the winning bid, the winning bidder must deliver the Overbid Deposit (if the winning bidder is the Opening Bidder, the Overbid Deposit will have previously been paid through delivery of the Deposit) plus five percent (5%) of the amount by which the winning bid exceeds the Opening Bid (collectively, the "Purchase

Deposit") to Seller. Bidding shall be limited to Qualified Bidders. If the successful bidder is anyone other than the Opening Bidder, the successful bidder, shall immediately execute the Definitive Agreement and the Closing shall be within two business (2) days following the date thereof. All proceeds of the Auction, including any Purchase Deposit, shall be paid to escrow and shall be distributed upon the closing of the Sale.

      (d) Failure to Close: If the successful bidder (including the Opening Bidder, if the Opening Bidder makes the winning bid) fails to close the purchase in accordance with the Definitive Agreement or fails to immediately execute the Definitive Agreement, then such bidder's Purchase Deposit will be forfeited in accordance with the Definitive Agreement and the Assets shall be offered to the next highest bidder. If the next highest bidder does not accept such offer by executing the Definitive Agreement and depositing the Purchase Deposit within one (1) business day following receipt of such offer, then Seller shall repeat this offer procedure with the next highest bidder, and so on, until an offer is accepted in the manner set forth above. The Bankruptcy Court shall confirm the amount and source of the winning bid at the close of the Auction and shall also confirm up to three "back-up" bids as alternate winning bids in the event that the first winning bid is withdrawn prior to the closing of the sale for any reason.